UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35317

Delaware	45-3591625
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, including zip code)

800-251-0171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2015, Atlas Resource Partners, L.P. (the “Partnership”), directly and through its wholly-owned subsidiary, ARP Eagle Ford, LLC (“ARPEF”) and together with its affiliate, Atlas Growth Eagle Ford, LLC (together with ARPEF, the “Purchasers”) entered into an amendment (the “Amendment”) of the previously reported Purchase and Sale Agreement (the “Agreement”) dated September 24, 2014 between the Partnership and the Purchasers, and Cima Resources, LLC and Cinco Resources, Inc. (collectively, “Sellers”). Pursuant to the Amendment, the $105 million remaining portion of the deferred purchase price payable under the Agreement is payable in four installments, as follows: (i) $28,333,333 in cash plus 800,000 8.625% Class D Cumulative Redeemable Perpetual Preferred Units of the Partnership (the “Units”) having a liquidation preference of $20 million, on March 31, 2015, (ii) $17.5 million in cash on June 30, 2015, (iii) $17.5 million in cash on September 30, 2015 and (iv) $21,666,667 in cash on December 31, 2015. If any installment is not made within five business days of when due, a default fee of 25% of the defaulted installment is imposed.

As required by the Amendment, the Partnership entered into a registration rights agreement with Cinco Resources, Inc. on the same date pursuant to which the Partnership agreed to register the Units for resale, subject to customary blackout periods.

The foregoing description of the Amendment, the registration rights agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreements, filed as Exhibits 2.1 and 10.1, respectively, to this report and which are incorporated herein by this reference.

Item 3.02	Unregistered Sales of Equity Securities.

As set forth in Item 1.01 above, which is incorporated herein by this reference, as provided by the Amendment on March 31, 2015 the Partnership issued 800,000 Units to Cinco Resources, Inc. in payment of a $20 million portion of the purchase price installment due March 31, 2015. The Units were sold in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. The Units are subject to redemption by the Partnership on or after October 15, 2019 or upon a change in control (as defined in the certificate of designation for the Units, a copy of which was previously filed as Exhibit 3 to the Partnership’s Form 8-A filed on October 2, 2014 and which is incorporated herein by this reference) and, if not redeemed by the Partnership, are convertible into common units as set forth in the certificate of designation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Second Amendment to Purchase and Sale Agreement dated March 31, 2015 by and between the Partnership, the Purchasers and the Sellers.

10.1	Registration Rights Agreement dated March 31, 2015 by and between the Partnership and Cinco Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS RESOURCE PARTNERS, L.P.

	By:	Atlas Energy Group, LLC, its general partner

Date: April 6, 2015	By:	/s/ Sean McGrath
	Name:	Sean McGrath
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Second Amendment to Purchase and Sale Agreement dated March 31, 2015 by and between the Partnership, the Purchasers and the Sellers.

10.1	Registration Rights Agreement dated March 31, 2015 by and between the Partnership and Cinco Resources, Inc.